As filed with the Securities and Exchange Commission on August 14, 2003.
                                                      Registration No. 333-43452
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ________
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               PARKERVISION, INC.
             (Exact name of registrant as specified in its charter)

                 FLORIDA                                   59-2971472
       (State or jurisdiction of                        (I.R.S. Employer
     Incorporation or organization)                  Identification Number)

                               8493 BAYMEADOWS WAY
                           JACKSONVILLE, FLORIDA 32256
                    (Address of principal executive offices)

                                 1993 STOCK PLAN
                          2000 PERFORMANCE EQUITY PLAN
                                       AND
                           OTHER EMPLOYEE OPTION PLANS
                            (Full title of the Plans)

                      Jeffrey Parker, Chairman of the Board
                               ParkerVision, Inc.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256
                                 (904) 737-1367
            (Name, address and telephone number, including area code,
                             of agent for service)

                                 with a copy to:

                             David Alan Miller, Esq.
                                 Graubard Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================

                                                        Proposed              Proposed
                                                         maximum              maximum
Title of Securities              Amount to be        offering price          aggregate             Amount of
 to be registered               registered (1)        per share(2)       offering price(1)      registration fee
=================================================================================================================
Common Stock, par value        5,000,000 shares          $ 45.97            $229,850,000           $60,680.40
$.01 per share                   665,700 shares          $ 45.97            $ 30,602,229           $ 8,078.99
                                 459,800 shares          $ 23.25            $ 10,690,350           $ 2,822.25
                                 212,000 shares          $ 28.25            $  5,989,000           $ 1,581.10
                                 162,500 shares          $23.125            $  3,757,813           $   992.06
                                 500,000 shares          $ 30.00            $ 15,000,000           $ 3,960.00
                                 100,000 shares          $ 23.25            $  2,325,000           $   613.80
                                  40,000 shares          $ 18.75            $    750,000           $   198.00
                                  25,000 shares          $ 23.25            $    581,250           $   153.45
-----------------------------------------------------------------------------------------------------------------
Total Registration Fee Previously Paid                                                             $79,080.05
=================================================================================================================

(1) Pursuant to Rule 416, there are also being registered additional securities as may be issued as a result of anti-dilution provisions under each of the 1993 Stock Plan, 2000 Performance Equity Plan and Other Employee Option Plans.

(2) Pursuant to Rule 457 (c), the registration fee for 5,665,700 shares of the Common Stock was calculated on the basis of the market price of $45.97 on August 3, 2000, and pursuant to Rule 457 (g) the registration fee for 1,499,300 shares of the Common Stock was calculated on the basis of the exercise prices set forth in the above table.

                                   ___________

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.
                                   ___________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
_________________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rules 428 and 424 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Except for the disclosure in Item 8 and Item 9 (which is hereby being amended to deregister 250,000 shares of Common Stock issued under the 2000 Performance Equity Plan), the contents of Part II of the Registration Statement on Form S-8 (No. 33-93658) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on June 19, 1995, are incorporated by reference in this Registration Statement. This Registration Statement covered 500,000 shares of Common Stock.

     On September 19, 1996 and August 22, 1997, the Board of Directors of the Registrant approved amendments to the 1993 Stock Plan to increase the number of shares of Common Stock available under the 1993 Stock Plan to an aggregate of 2,000,000 shares of Common Stock. The amendments to the 1993 Stock Plan were approved by the stockholders of the Registrant on October 29, 1996 and November 7, 1997, respectively. The Registrant filed a Registration Statement on Form S-8 (No. 333-62497) on August 28, 1998 to register the additional 1,500,000 shares of Common Stock available under the 1993 Stock Plan.

     Except for the disclosure in Item 8 and Item 9 (which is hereby being amended to deregister 250,000 shares of Common Stock issued under the 2000 Performance Equity Plan), the contents of Part II of the Registration Statement on Form S-8 (No. 333-62497) previously filed by the Registrant with the Commission on August 28, 1998, are incorporated by reference with this Registration Statement.

     On May 26, 1998, the Board of Directors of the Registrant approved the grant of options to purchase up to 500,000 shares of Common Stock to an executive employee of the Registrant. The Registrant filed a Registration
Statement on Form S-8 (No. 333-62497) on August 28, 1998 to register these shares.

     On November 16, 1998, the Board of Directors of the Registrant approved an amendment to the 1993 Stock Plan to increase the number of shares of Common Stock available under the 1993 Stock Plan to an aggregate of 3,500,000 shares of Common Stock. The amendment to the 1993 Stock Plan was approved by the stockholders of the Registrant on June 10, 1999. The Registrant filed this Registration Statement to register the additional 1,500,000 shares of Common Stock available under the 1993 Stock Plan.

     On November 16, 1998, the Board of Directors of the Registrant approved the grant of options to purchase up to 40,000 of Common Stock to consultants of the Company. On March 4, 1999, the Board of Directors of the Registrant approved the grant of options to purchase an aggregate of 25,000 shares of Common Stock to two directors of the Company. On March 5, 1999, the Board of Directors of the Registrant approved the grant of options to purchase up to 100,000 of Common Stock to a new employee of the Company. On May 13, 1999, the Board of Directors of the Registrant approved the grant of options to purchase up to 500,000 shares of Common Stock to a new employee of the Company. The options to purchase an aggregate of 665,000 shares of Common Stock form the Other Employee Stock Option Plans which are included on this Registration Statement.

     On March 3, 2000, the Board of Directors of the Registrant approved the 2000 Performance Equity Plan covering 5,000,000 shares of Common Stock. The 2000 Performance Equity Plan was approved by stockholders on July 13, 2000. The Registrant filed this Registrant Statement to register the 5,000,000 shares of Common Stock available under the 2000 Performance Equity Plan.

     On August 14, 2003, the Registrant filed a post-effective amendment to deregister from this Registration Statement 250,000 shares of Common Stock issued under the 2000 Performance Equity Plan by amending the undertakings in
Item 9.

ITEM 8.         EXHIBITS.

Exhibit No.     Description
-----------     -----------

5.1*           Opinion of Graubard Mollen & Miller

10.1*          1993 Stock Plan of the Registrant  (Incorporated  by reference to
               Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

10.2* Stock Option Agreement (Vesting) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.2  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.3* Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.3  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.4* Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to Exhibit 10.4 from Registration Statement on Form S-8 No. 333-62497)

10.5* Stock Option Agreement (Vesting) dated May 13, 1999 between Registrant and Jim Baker

10.6* Stock Option Agreement (Acceleration) dated May 13, 1999 between Registrant and Jim Baker

10.7* Stock Option Agreement dated March 5, 1999 between Registrant and Greg Rawlins

10.8* Stock Option Agreement dated November 16, 1998 between Registrant and Michael DuBow

10.9* Form of Stock Option Agreement dated November 16, 1998 between Registrant and consultants

10.10* Form of Stock Option Agreement dated March 4, 1999 between Registrant and two directors

10.11*         2000 Performance Equity Plan of the Registrant

23.1*          [Reserved]

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.3*          Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1           Power of Attorney (included on the signature page hereto.)

__________
*    Previously filed.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) The file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     Pursuant to this undertaking, the Registrant includes in the submission of the Post-Effective Amendment No. 1, its removal from registration of 250,000 shares of Common Stock, $.01 par value, that were available for issuance under the 2000 Performance Equity Plan. These shares were issued to a corporate entity and are not eligible for registration under Form S-8, and therefore are being removed. Such shares were issued as restricted stock with appropriate legends and stop transfer orders.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d)( of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 14th day of August, 2003.

                                        PARKERVISION, INC.

                                        By: /s/ Jeffrey Parker
                                            ------------------
                                        Jeffrey Parker, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Parker and Todd Parker his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

      Signatures                        Title                         Date
      ----------                        -----                         ----

By: /s/ Jeffrey L. Parker        Chief Executive Officer and     August 14, 2003
    ---------------------------  Chairman of the Board
      Jeffrey L. Parker          (Principal Executive Officer)

By: /s/ Todd Parker              President, Video Business Unit  August 14, 2003
    ---------------------------  and Director
      Todd Parker

By: /s/ David F. Sorrells        Chief Technical Officer and     August 14, 2003
    ---------------------------  Director
       David F. Sorrells

By: /s/ Stacie Wilf              Secretary and Treasurer         August 14, 2003
    ---------------------------
      Stacie Wilf

By: /s/ Cynthia L. Poehlman      Chief Accounting Officer        August 14, 2003
    ---------------------------  (Principal Accounting Officer)
      Cynthia L. Poehlman


By: /s/ William A. Hightower     Director                        August 14, 2003
    ---------------------------
      William A. Hightower

By:  /s/ Richard A. Kashnow      Director                        August 14, 2003
    ---------------------------
      Richard A. Kashnow

By: /s/ William L. Sammons       Director                        August 14, 2003
    ---------------------------
       William L. Sammons

By: /s/ Papken S. Der Torossian  Director                        August 14, 2003
    ---------------------------
       Papken S. Der Torossian

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Description
-----------    -----------

5.1*           Opinion of Graubard Mollen & Miller

10.1*          1993 Stock Plan of the Registrant  (Incorporated  by reference to
               Exhibit 10.2 from Registration Statement on Form SB-2 No. 33-70588-A)

10.2* Stock Option Agreement (Vesting) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.2  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.3* Stock Option Agreement (Acceleration) dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to
               Exhibit  10.3  from  Registration   Statement  on  Form  S-8  No.
               333-62497)

10.4* Employment Agreement dated July 23, 1998 between Registrant and Richard L. Sisisky (Incorporated by reference to Exhibit 10.4 from Registration Statement on Form S-8 No. 333-62497)

10.5* Stock Option Agreement (Vesting) dated May 13, 1999 between Registrant and Jim Baker

10.6* Stock Option Agreement (Acceleration) dated May 13, 1999 between Registrant and Jim Baker

10.7* Stock Option Agreement dated March 5, 1999 between Registrant and Greg Rawlins

10.8* Stock Option Agreement dated November 16, 1998 between Registrant and Michael DuBow

10.9* Form of Stock Option Agreement dated November 16, 1998 between Registrant and Consultants.

10.10* Form of Stock Option Agreement dated March 4, 1999 between Registrant and Directors

10.11*         2000 Performance Equity Plan of the Registrant

23.1*          [Reserved]

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants for Registrant

23.3*          Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1           Power of Attorney (included on the signature page hereto.)

__________
*    Previously filed